Exhibit 99.1

NeoPhotonics Announces Acquisition of EMCORE’s Narrow Linewidth Tunable Laser Product Line

Expands NeoPhotonics Portfolio of Optical Components for High Speed 100G and 400G Coherent Transmission Systems

SAN JOSE, Calif.—(BUSINESS WIRE)—Oct. 23, 2014—NeoPhotonics Corporation (NYSE:NPTN), a leading designer and manufacturer of photonic integrated circuits, or PIC, based modules and subsystems for bandwidth-intensive, high speed communications networks, today announced that it has entered into a definitive purchase agreement with EMCORE Corporation (NASDAQ:EMKR) under which NeoPhotonics will purchase the assets of EMCORE’s tunable laser and transceiver product lines for approximately $17.5 million, which consists of $15.0 million and a working capital and inventory adjustment of approximately $2.5 million. Consideration will be in the form of $1.5 million in cash plus the balance in a promissory note. The transaction is subject to customary closing conditions and is expected to close by early January 2015.

“EMCORE’s narrow linewidth tunable laser product line is highly complementary to our broad existing portfolio of optical components for 100 Gigabits per second coherent transport systems, and this acquisition significantly expands our footprint in this rapidly growing segment,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “EMCORE’s External Cavity Laser tunable laser has the narrowest linewidth in the industry, which we believe will become increasingly important for advanced modulation schemes at 400G and beyond. Combining this business into NeoPhotonics will allow us to provide customers with a full product suite that serves the entire coherent market,” continued Mr. Jenks.

NeoPhotonics intends to add the EMCORE tunable lasers to its current product line and to continue to serve EMCORE’s current customers without interruption. EMCORE has supported these products from its facility in Newark, California and NeoPhotonics expects to integrate this business into in its existing Silicon Valley facilities. EMCORE’s revenue for this product line has been approximately $9 million per quarter. The acquisition is expected to be accretive to NeoPhotonics by the second quarter of 2015.

The assets to be acquired include production and development fixed assets, inventory and intellectual property for the ECL-based Integrable Tunable Laser Assembly (ITLA), micro-ITLA, Tunable XFP transceiver, tunable optical sub-assemblies and Integrated Coherent Transmitter (ICT) products for 10, 40, 100 and 400G telecommunications networks. The transaction also includes the acquisition of receivables and the assumption of certain production-related liabilities.

Updated Outlook for the Third Quarter of 2014 Ending September 30, 2014

The company anticipates financial results for the third quarter ended September 30, 2014 as follows:

•	Revenue in the range of $80 million to $82 million

•	Gross margin in the range of 23% to 25%

•	Non-GAAP Gross margin in the range of 25% to 27%

•	Diluted net loss per share in the range of $0.04 to $0.14 per share

•	On a Non-GAAP basis to be in the range of diluted net loss of $0.04 per share to earnings of $0.06 per share

The share count assumption used to estimate the third quarter is approximately 32.4 million diluted shares.

Conference Call

The Company will host a conference call today, October 23, 2014, at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time). President and Chief Executive Officer, Tim Jenks, and Chief Financial Officer, Ray Wallin, will discuss the acquisition and respond to questions. The call will be available, live, to interested parties by dialing +1 (888) 401-4668. For international callers, please dial +1 (719) 325-2177. The Conference ID number is 5810609. A live webcast will also be available in the Investors Relations section of NeoPhotonics website at: www.neophotonics.com.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements involve risks and uncertainties and are only predictions based on NeoPhotonics’ current expectations, estimates and projections about their respective industry and business, management’s beliefs, and certain assumptions made by NeoPhotonics, all of which are subject to change and which may differ materially from actual future events or results. The actual results of NeoPhotonics and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks, uncertainties and assumptions. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.

The risks and uncertainties that could cause the results of NeoPhotonics to differ materially from those expressed or implied by such forward-looking statements include but are not limited to: potential effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, and other business partners for both NeoPhotonics and the acquired EMCORE products; transaction costs; uncertainties as to the timing and ability of NeoPhotonics or EMCORE to consummate the transaction, including the risk that conditions to closing outside the control of NeoPhotonics are not satisfied; actual or contingent liabilities or contractual, intellectual property or employment issues that arise as a result of the transaction or efforts to consummate the transaction; the inability to predict the future success or market acceptance of the acquired EMCORE products while a part of NeoPhotonics, or the timing of such acceptance; the benefits of combining the acquired products and technologies with those of NeoPhotonics may not be realized; the highly competitive and rapidly evolving markets in which both NeoPhotonics and the acquired EMCORE products compete; the demand for the acquired EMCORE products may be volatile or lower than expected and production capacity related to these products may be underutilized; demand for the acquired EMCORE products could be lower than NeoPhotonics’ expectations due to general conditions in the telecommunications equipment industry or other factors; and other business effects, including the effects of economic or political conditions outside of the control of NeoPhotonics.

For further discussion of the risks and uncertainties relating to NeoPhotonics’ business, please refer to the documents NeoPhotonics’ files with the SEC from time to time, including NeoPhotonics’ Annual Report on Form 10-K for the year ended December 31, 2013 and NeoPhotonics’ Quarterly Reports on Form 10-Q for the three months ended March 31, 2014 and the six months ended June 30, 2014. All forward-looking statements are made as of the date of this press release, and NeoPhotonics disclaims any duty to update such statements.

© 2014 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Source: NeoPhotonics Corporation

NeoPhotonics Corporation

Clyde R. Wallin, +1-408-895-6020

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ray.wallin@neophotonics.com

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Investor Relations

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